SECOND AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT dated as of the 14th day of March, 2012, to the Distribution Agreement dated as of April 1, 2006, as amended December 1, 2008 (the “Agreement”), is entered into by and among RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”), QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”) and RAINIER INVESTMENT MANAGEMENT, INC. (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a fund and to amend the fees; and

WHEREAS, Section 11 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS	QUASAR DISTRIBUTORS, LLC

By:	By:

Name:	Name:	James R. Schoenike
Title:	Title:	President

RAINIER INVESTMENT MANAGEMENT, INC.

By:

Name:
Title:

Amended Exhibit A

to the

Distribution Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added
Rainier Balanced Portfolio	05-10-1994
Rainier Balanced Portfolio I	05-02-2002
Rainier Large Cap Equity Portfolio	05-10-1994
Rainier Large Cap Equity Portfolio I	05-02-2002
Rainier Intermediate Fixed Income Portfolio	05-02-2002
Rainier Small/Mid Cap Equity Portfolio	05-10-1994
Rainier Small/Mid Cap Equity Portfolio I	05-02-2002
Rainier Mid Cap Equity Portfolio	12-07-2005
Rainier Mid Cap Equity Portfolio	12-07-2005
Rainier High Yield Portfolio	03-31-2009(1)
Rainier International Discovery Fund, on or about	03-28-2012(2)

(1) The $[    ] minimum fee per Exhibit D has been lowered to $[    ] until 12/31/12.

(2) No Minimum fee will apply for the first 12 months following the launch date of the Fund.

Amended Exhibit B to the Distribution Agreement

RAINIER MUTUAL FUNDS TRANSFER AGENCY, FUND ACCOUNTING, DOMESTIC CUSTODY, AND REGULATORY DISTRIBUTION AND FUND ADMINISTRATION SERVICES - MASTER ANNUAL FEE SCHEDULE at October, 2011

The following is a combined fee schedule for all services provided by U.S. Bancorp Fund Services, LLC to The Rainier Funds

ANNUAL FEE BASED ON TOTAL ASSETS OF THE FUND COMPLEX UP TO 7 FUNDS AND 2 CLASSES EACH.*

[   ] Basis Points on the first $[   ]

[   ] Basis Points on the next $[   ]

[   ] Basis Points on the next $[   ]

[   ] Basis Points thereafter

Complex Minimum: $[   ] ($[   ] per fund minimum)

*This fee will be reduced by the distribution fee paid to Quasar as described below. REGULATORY DISTRIBUTION (QUASAR) ALLOCATION TO BE PAID DIRECTLY THROUGH 12b-1 FEES OR BY ADVISER

ANNUAL FEE OF $[   ] PER FUND

I SHARES - $[   ] MINIMUM ORIGINAL SHARES - $[   ] MAXIMUM

Out of Pocket Costs Included in Basis Points Service Fee:

–       Shareholder Communication Stationery

▪       Statements, confirms, etc.

▪      Postage

–       Shareholder Mailing and Inserting

–       Voice Response Services

▪      Account inquiry/maintenance/transactions

–       800 Telephone Service Cost

–       Anti - Money Laundering Service

–       Security Pricing

–       Corporate Action Services

–       Manual Security Pricing

–       EDGAR filings, retention of records

–       US Bancorp Employee Board Meeting Travel

–       Adhoc reports

–       Sales reporting

–       Financial Advisor/Broker Web Access (Vision)

▪       Inquiry/transactions activity

–       NSCC - Fund/SERV, Networking Services

–       Advertising Compliance Reviews (allocated to Quasar fees)

Annual Supervision of Licensed Registered Reps up to 12

Out of Pocket Costs NOT Included in Basis Points Service Fee (appropriate distribution/marketing items will be allocated to Quasar):

–       Printing of Prospectus, Annual/semi Reports, Advertising and Sales Materials

–       Proxies and Proxies Services

–       Literature Fulfillment Service

–       Engagement of designers, free-lance writers and public relations firms

–       Fair Value Pricing Services

–       Shareholder Web Access (FanWeb)

▪      Setup/maintenance/activity

–       Money Center Trading Services

–       Chief Compliance Officer Services

–       Business On-Line Sales Solutions (B.O.S.S.)

–       FINRA Advertising filing fees

–       FINRA out of pocket fees, to include State Registration and filing fees

–       Annual Supervision of Licensed Registered Reps greater than 12

Additional Funds: Fee Schedule to be re - negotiated; if number of Funds exceeds seven.

Effective Period for Fee Schedule: remove?

Additional Class Set-up and conversion costs: None

Amended Exhibit B to the Distribution Agreement

RAINIER MUTUAL FUNDS QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES ANNUAL FEE SCHEDULE at October, 2011
ANNUAL FEE OF $[ ] PER FUND - I SHARES - $[ ] MINIMUM - ORIGINAL SHARES - $[ ] MAXIMUM

Out of Pocket Costs Included in Service Fee:

–       NSCC – Fund/SERV, Networking Services

–       Advertising Compliance Reviews

–       Sales reporting

–       Annual Supervision of Licensed Registered Reps up to 12

–       All other standard out of pocket costs

Out of Pocket Costs Not Included in Service Fee:

–       FINRA Advertising filing fees

–       FINRA out of pocket fees, to include State Registration and filing fees

–       Annual Supervision of Licensed Registered Reps greater than 12

Should this be removed?

Additional Class Set-up and conversion costs: None

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